UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 8, 2024

Date of Report (date of earliest event reported)

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 520-2300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On January 8, 2024, Steel Connect, Inc. (the “Company”) amended its Tax Benefits Preservation Plan, dated as of January 19, 2018, as amended on January 8, 2021 (the “Plan”), by and between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as rights agent, to extend the term of the Plan to January 8, 2027. The amended Plan may also expire earlier, immediately following the certification of votes of the Company’s next annual meeting of stockholders (which shall be no later than January 8, 2025), unless the amended Plan is then approved by the requisite vote of stockholders, or on such other date as described in the amended Plan.

The purpose of the Plan, as amended, continues to be to protect stockholder value by preserving the Company’s ability to use its tax net operating losses and certain other tax assets (“Tax Benefits”) to offset potential future taxable income and reduce federal income tax liability. The Company’s ability to use its Tax Benefits may be significantly limited if it experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382 of the Code, an “ownership change” occurs if one or more stockholders or groups of stockholders that is each deemed to own at least 5% of a company’s stock increases its aggregate ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. Changes in both direct and indirect ownership are taken into account for purposes of Section 382. The Plan is intended to reduce the likelihood of an “ownership change” under Section 382 of the Code by deterring any person or group from acquiring beneficial ownership of 4.99% or more of the Company’s outstanding common stock.

A summary of the terms of the Plan can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2018.

The Company expects to submit the extension of the Plan to stockholders for approval at its 2023 Annual Meeting of Stockholders.

The foregoing summary of the terms of the amendment to the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan and the amendment, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On January 8, 2024, the Company issued a press release announcing amendment of the Plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Tax Benefits Preservation Plan, dated as of January 19, 2018, by and between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on January 19, 2018).
4.2	Amendment to Tax Benefits Preservation Plan, dated as of January 8, 2024, by and between Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as Rights Agent.
99.1	Press Release of Steel Connect, Inc. dated January 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL CONNECT, INC.

Date: January 8, 2024

	By:	/s/ Ryan O’Herrin
		Name:	Ryan O’Herrin
		Title:	Chief Financial Officer

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